UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2011

Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (440) 461-5200

                     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      Entry into a Material Definitive Agreement.

Shares Purchase Agreement

On May 10, 2011, Preformed Line Products Company (the “Company”), upon the approval of the Audit Committee of the Board of Directors and the Board of Directors, purchased 29,842 Common Shares of the Company from a trust for the benefit of Barbara P. Ruhlman and a foundation of which Barbara P. Ruhlman, Robert G. Ruhlman, Randall M. Ruhlman and Bernard Karr are officers, at a price per share of $69.21.  Barbara P. Ruhlman is a member of the Company’s Board of Directors and the mother of Robert G. Ruhlman and Randall M. Ruhlman, both of whom are also members of the Board of Directors.  Robert G. Ruhlman is Chairman, President and Chief Executive Officer of the Company.  The purchase was consummated pursuant to two Shares Purchase Agreements both dated May 10, 2011, one between the Company and the trust and the other between the Company and the foundation.

Copies of the Shares Purchase Agreements are attached hereto as Exhibit 10.1 Exhibit 10.2

ITEM 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.1	Shares Purchase Agreement, Trust
10.2	Shares Purchase Agreement, Foundation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Preformed Line Products Company

Dated: May 10, 2011	By:	/s/ Caroline Vaccariello
Caroline Vaccariello
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Shares Purchase Agreement, Trust
10.2	Shares Purchase Agreement, Foundation